Exhibit 10.3

CARDINAL FINANCIAL CORPORATION

NON-EMPLOYEE DIRECTORS DEFERRED
INCOME PLAN

AS AMENDED APRIL 21, 2006

SECTION I - INTRODUCTION

Effective January 1, 2005, Cardinal Financial Corporation (“Company”) hereby establishes this Non-Employee Directors Deferred Income Plan for members of its Board of Directors (“Board”), who are not employees of the Company or an affiliate (“Non-Employee Directors”). The Plan is intended to comply fully with the requirements of Section 409A of the Internal Revenue Code.

SECTION II – PLAN PARTICIPANTS

Each Non-Employee Director shall become a Participant under the Plan by filing the written Election Form described in Section III below with the Plan Administrator appointed by the Compensation Committee of the Board (“Committee”) with respect to the Retainers and Meeting Fees payable to the Non-Employee Director for his services as a member of the Board.

SECTION III - DEFERRAL ELECTIONS AND MATCHING CONTRIBUTIONS

(a) Each Participant may elect to defer receipt of his entire Retainer and/or Meeting Fees until his service on the Board terminates for any reason and have the cash value of such Retainer/Meeting Fees credited to the Participant Account established for him under the Plan, pursuant to the provisions of paragraph (a) of Section IV below.

(b) Each election with respect to a Retainer and Meeting Fee for a calendar year shall be set forth on an Election Form provided by the Plan Administrator. Such Election Form shall be in writing and shall specify the elections described above with respect to Retainers and Meeting Fees.

(c) An Election Form effective for a calendar year shall be delivered to the Plan Administrator prior to the first day of such calendar year. An Election Form shall remain in effect for subsequent calendar years until a written notice to revise the Election Form is delivered to the Plan Administrator on or before the first day of the calendar year in which the revision is to become effective. Except as provided in paragraph (d) below, an initial Election Form or a revised Election Form shall apply only to a Retainer or Meeting Fee otherwise payable to a Participant after the end of the calendar year in which such initial or revised Election Form is delivered to the Plan Administrator. Any Election Form delivered by a Participant shall be irrevocable with respect to any Retainer or Meeting Fee covered by the elections set forth therein.

(d) Notwithstanding the provisions of paragraph (c) above, an election made by a Participant in the calendar year in which he first becomes eligible to participate in the Plan may be made pursuant to an Election Form delivered to the Plan Administrator within 30 days after the date on which he initially becomes eligible to participate, and such Election Form shall be effective with respect to Retainers and Meeting Fees earned from and after the date such Election Form is delivered to the Plan Administrator.

(e) The Company may, but shall not be required to, provide a deemed match, in such amounts as it may determine from time to time, to the Participant Account. Such Matching Contributions, if any, shall be credited to the Matching Contribution Account of the Participant’s Account and shall be subject to the vesting requirements set forth in subsection (f) below. Such Matching Contributions shall not exceed the greater of 50% of the Participant’s deferral or $10,000 annually.

(f) A Participant shall vest in Matching Contributions, as well as Deemed Earnings upon Matching Contributions, immediately.

SECTION IV - PARTICIPANT ACCOUNTS

(a) Each Participant’s Account interest may be divided into one or more separate accounts or sub-accounts, including the Participant Deferral Account and the Matching Contribution Account, which reflect not only the deferrals and contributions into the Plan, but also gains and losses, and income and expenses allocated thereto, as well as distributions or any other withdrawals. The value of these accounts or sub-accounts shall be determined as of the Valuation Date. The existence of an account or bookkeeping entries for a Participant (or his Designated Beneficiary) does not create, suggest or imply that a Participant, Designated Beneficiary, or other person claiming through them under this Plan, has a beneficial interest in any asset of the Company

(b) The Committee shall establish a portfolio of two or more Deemed Crediting Options, among which a Participant may allocate amounts credited to his Account, which are subject to Participant direction under this Plan. The Committee reserves the right, in its sole and exclusive discretion, to substitute, eliminate and otherwise change this portfolio of Deemed Crediting Options, as well as the right to establish rules and procedures for the selection and offering of these Deemed Crediting Options.

(c) One of the Deemed Crediting Options shall be Company Stock. Amounts credited to this option shall be deemed to be invested in shares of common stock of the Company. A Participant’s Account will be credited with deemed distributions if and when dividends are declared and paid with respect to Company common stock, and such deemed dividends will be deemed to have been reinvested in Company common stock as of the first business day following the deemed payment. Fair market value of Company common stock means, as of any day, the average of the closing prices of sales of shares of common stock on all national securities exchanges on which the common stock may be listed. If there have been no sales on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day shall be used. If such common stock is not listed on any national exchange, then the average of the representative bid and asked prices quoted in the National Association of Securities Dealers, Inc. Automated Quotation System for such date or the next preceding date that the common stock was traded on such market shall be used.

(d) Each Participant shall elect the manner in which his Account is divided among the Deemed Crediting Options by giving allocation instructions in a Deferral Election Form supplied by and filed with the Committee, or by such other procedure, including electronic communications, as the Committee may prescribe. Such election shall remain in effect until a new election is made. A Participant’s election shall specify the percentage of his Account (in any whole percentage) to be deemed to be invested in any Deemed Crediting Option; provided, however, that a Participant Matching Contribution Account must be fully to the Company Stock Deemed Crediting Option.

(e) Amounts credited to a Participant’s Account shall be deemed to be invested in accordance with the most recent effective Deemed Crediting Option election. As of the effective date of any new Deemed Crediting Option election, all or a portion of the Participant’s Account shall be reallocated among the designated Deemed Crediting Options and according to the percentages specified in the new instructions, until and unless subsequent instructions shall be filed and become effective. If the Committee receives a Deemed Crediting Option election, which is unclear, incomplete or improper, the Deemed Crediting Option election then in effect shall remain in effect until the subsequent instruction is clarified, completed or otherwise made acceptable to the Committee.

SECTION V - DISTRIBUTION OF ACCOUNTS

(a) The Balance of a Participant’s Account shall be paid to him (or to his beneficiaries in the event of his death) according to the method of payment elected in his applicable Deferral Election Form. Distributions from the Plan shall be made in cash; provided, however, that to the extent that all or a portion of a Participant’s Account is deemed to be invested in common stock of Cardinal Financial Corporation (“Common Stock”), such amounts shall be paid in shares of Common Stock in an amount equal to the number of whole shares of Common Stock credited to the Participant’s Account as of the date of distribution.  Any fractional share shall be paid in cash.

(b) If a Participant’s service on the Board shall terminate by reason of his death, or if he shall die after becoming entitled to distribution hereunder, but prior to receipt of his entire distribution, Participant’s entire Account balance shall be distributed to such beneficiary or beneficiaries as such Participant shall have designated by an instrument in writing last filed with the Committee prior to his death, or in the absence of such designation or of any living beneficiary, to his spouse, or if not to the personal representative of his estate.

SECTION VI - ADMINISTRATION OF THE PLAN

(a) The Committee shall appoint one or more employees of the Company to act as the Plan Administrator. The Plan Administrator shall be responsible for the general operation and administration of the Plan, and shall have such powers as are necessary to discharge its duties under the Plan, including, without limitation, the following:

(i) With the advice of the general counsel of the Company, to construe and interpret the Plan, to decide all questions of eligibility, to determine the amount, manner and time of payment of any benefits hereunder, to prescribe rules and procedures to be followed by Participants and their beneficiaries under the Plan, and to otherwise carry out the purposes of the Plan; and

(ii) To appoint or employ individuals to assist in the administration of the Plan and any other agents deemed advisable. The decisions of the Plan Administrator shall be binding and conclusive upon all Participants, beneficiaries and other persons.

(b) Any Participant claiming a benefit, requesting an interpretation or ruling, or requesting information, under the Plan, shall present the request in writing to the Plan Administrator, which shall respond in writing as soon as practicable. If the claim or request is denied, the written notice of denial shall state the following:

(i) The reasons for denial, with specific reference to the Plan provisions upon which the denial is based;

(ii) A description of any additional material or information required and an explanation of why it is necessary; and

(iii) An explanation of the Plan’s review procedure. The initial notice of denial shall normally be given within 90 days after receipt of the claim. If special circumstances require an extension of time, the claimant shall be so notified and the time limit shall be 180 days. Any person whose claim or request is denied, or who has not received a response within 30 days, may request review by notice in writing to the Plan Administrator. The original decision shall be reviewed by the Plan Administrator, which may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing. The decision on review shall ordinarily be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be extended to 120 days. The decision on review shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

SECTION VII - AMENDMENT OR TERMINATION

(a) The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution or such later date as the resolution may expressly state.

(b) No amendment or termination of the Plan shall (i) directly or indirectly deprive any current or former Participant or his beneficiaries of all or any portion of his Account as determined as of the effective date of such amendment or termination, or (ii) directly or indirectly reduce the balance of any Account held hereunder as of the effective date of such amendment or termination. Upon termination of the Plan, distribution of balances in all Accounts shall be made to Participants or their beneficiaries in the manner and at the time described in Section V as if each Participant’s service on the Board had then terminated. No additional deferred Retainers or Meeting Fees shall be credited to the Accounts of Participants after termination of the Plan, but the Company shall continue to credit earnings, gains and losses to Accounts pursuant to Section IV until the balances of such Accounts have been fully distributed to Participants or their beneficiaries.

SECTION VIII - GENERAL PROVISIONS

(a) The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. The right of a Participant or his beneficiary to receive a benefit hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor a beneficiary shall have any rights in or against any specific assets of the Company. All amounts credited to Accounts shall constitute general assets of the Company.

(b) Nothing contained in the Plan shall constitute a guaranty by the Company, the Committee, the Plan Administrator, or any other person or entity, that the assets of the Company will be sufficient to pay any benefit hereunder. No Participant or beneficiary shall have any right to receive a distribution under the Plan except in accordance with the terms of the Plan.

(c) Establishment of the Plan shall not be construed to give any Participant the right to be retained as a member of the Board.

(d) No interest of any person or entity in, or right to receive a distribution under, the Plan, shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

(e) The Plan shall be construed and administered under the laws of the Commonwealth of Virginia, except to the extent preempted by federal law.

(f) If any person entitled to a payment under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefore shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution that is contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company, the Committee, the Plan Administrator and the Plan therefore.

(g) The Plan shall be continued, following a transfer or sale of assets of the Company, or following the merger or consolidation of the Company into or with any other corporation or entity, by the transferee, purchaser or successor entity, unless the Plan has been terminated by the Company pursuant to the provisions of Section VII prior to the effective date of such transaction.

(h) Each Participant or beneficiary shall keep the Plan Administrator informed of his current address. The Plan Administrator shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Plan Administrator within three years after the date on which payment of the Participant’s benefits under the Plan may first be made, payment may be made as though the Participant had died at the end of the three year period. If, within one additional year after such three year period has elapsed, or, within three years after the actual death of a Participant, the Plan Administrator is unable to locate any beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant, or beneficiary or any other person and such benefit shall be forfeited. If such Participant, or his beneficiary or any other person, subsequently makes a valid claim for distribution of the amount forfeited, such amount, without gains or earnings thereon, shall be distributed to such Participant or his beneficiary or such other person pursuant to Section V.

(i) Notwithstanding any of the preceding provisions of the Plan, none of the Company, any member of the Committee, any Plan Administrator or any individual acting as an employee or agent of the Company, the Committee or the Plan Administrator, shall be liable to any Participant, former Participant, or any beneficiary or other person for any claim, loss, liability or expense incurred by such Participant, or beneficiary or other person in connection with the Plan.

(j) Any notice under the Plan shall be in writing, or by electronic means, and shall be received when actually delivered, or mailed postage paid as first class U.S. Mail. Notices shall be directed to the Company at its principal business office at:

Cardinal Financial Corporation
8270 Greensboro Drive
Suite 500
McLean, Virginia 22102

or to a Non-Employee Director at the latest address on record with the Company, or to a beneficiary entitled to benefits at the address stated in the Participant’s beneficiary designation, or to such other addresses any party may specify by notice to the other parties.

IN WITNESS WHEREOF, the Plan has been executed on behalf of the Company on this                  day of                             , 2004.

Cardinal Financial Corporation

By: